TABLE OF CONTENTS Page IMPORTANT NOTES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3 LETTER FROM CEO ROBERT KEANE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4 SUMMARY CONSOLIDATED RESULTS: 3-YEAR TREND . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6 SUMMARY CONSOLIDATED RESULTS: QUARTERLY TREND . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8 INCOME STATEMENT HIGHLIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10 CASH FLOW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12 DEBT AND SHARE REPURCHASES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14 SEGMENT RESULTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15 VISTA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15 UPLOAD AND PRINT: PRINTBROTHERS AND THE PRINT GROUP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17 NATIONAL PEN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20 ALL OTHER BUSINESSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22 CENTRAL AND CORPORATE COSTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24 CURRENCY IMPACTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26 FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23 BALANCE SHEET . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27 INCOME STATEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28 CASH FLOW STATEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28 ABOUT NON-GAAP MEASURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31 NON-GAAP RECONCILIATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32 ABOUT CIMPRESS, SAFE HARBOR STATEMENT AND CONTACT INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . 39 Page 2 of 39

CIMPRESS' UPPERMOST FINANCIAL OBJECTIVE Our uppermost financial objective is to maximize our intrinsic value per share (“IVPS”). We define IVPS as (a) the unlevered free cash flow per diluted share that, in our best judgment, will occur between now and the long-term future, appropriately discounted to reflect our cost of capital, minus (b) net debt per diluted share. We define unlevered free cash flow as adjusted free cash flow plus cash interest expense related to borrowing. We endeavor to make all financial decisions in service of this priority. As such, we often make decisions that could be considered non-optimal were they to be evaluated based on other criteria such as (but not limited to) near- and mid-term revenue, operating income, net income, EPS, adjusted EBITDA, and cash flow. IVPS is inherently long term in nature. Thus an explicit outcome of this is that we accept fluctuations in our financial metrics as we make investments that we believe will deliver attractive long-term returns on investment. OUR STRATEGY Cimpress invests in and builds customer-focused, entrepreneurial, mass customization businesses for the long term, which we manage in a decentralized, autonomous manner. We drive competitive advantage across Cimpress through a select few shared strategic capabilities that have the greatest potential to create company-wide value. We limit all other central activities to only those which absolutely must be performed centrally. OUR CAPITAL ALLOCATION PHILOSOPHY Cimpress has historically deployed capital via organic investments, share repurchases, acquisitions and equity investments, and debt reduction. We have not paid a dividend and we do not intend to for the foreseeable future. We consider capital to be fungible across all of these categories; we do not favor one over the other, but rather seek to grow our IVPS by allocating capital across these categories in function of the relative returns of current and expected future opportunities. We delegate to our businesses and central teams capital allocation decisions that our operational executives expect to pay back in less than twelve months. For capital allocation with pay back beyond that time frame, we evaluate the relative returns of potential uses of capital. The executives that lead most of our businesses are incentivized based on the long-term returns on invested capital generated in their business. The remainder, most of whom are in our Vista reporting segment or central functions, are primarily incentivized through Cimpress share-based compensation. We seek to deliver a weighted average return on our portfolio of deployed capital, net of failures, that is materially above our weighted average cost of capital (WACC), which we have historically estimated to be 8.5%. In support of this objective, we vary the hurdle rates that we use at the time of investment decisions in function of our judgment of the risks to various types of investment. For example, we require only 10% for highly predictable organic investments in established markets, 15% for M&A of established, growing, profitable companies, and 25% for risky investments such as our investments in startup businesses or emerging markets. Hurdle rates for investments may also vary based on leverage levels and external factors. We recognize that a portfolio of investments that exceeds our WACC does not necessarily mean, by itself, that we have made good capital allocation decisions. We compare our returns against the opportunity cost of potentially higher returns that might have come from deploying the same capital into even higher-returning opportunities of a similar risk level. This more stringent measure of performance clarifies the cost of mistakes which we have made in the past. Page 3 of 39

LETTER FROM ROBERT JULY 27, 2022

Dear Investor,

As we do at the end of each fiscal year, in addition to this earnings document today, we have published our annual letter to investors that covers our assessment of capital allocation and strategic topics. We will also host a public call tomorrow, July 28, 2022 at 8:00am EDT.

Many aspects of our Q4 and FY22 financial results illustrate our opportunity for growth and value creation. Consolidated revenue and gross profit each reached all-time highs for both Q4 and FY2022. Our Upload & Print businesses are growing fast while expanding margins; together they delivered record revenue and combined segment EBITDA in FY2022 despite currency headwinds. National Pen delivered healthy annual revenue growth and EBITDA, especially when excluding the drop off of pandemic-driven face mask sales. Our All Other Business segment delivered record revenues for the full year, despite a reduction in revenue from consumer products such as wall décor in BuildASign, which reverted to their long-term trend following abnormally high growth during the pandemic.

On the other hand, financial results for Vista remain well below what we believe to be their potential. Among other factors that are discussed in today's annual letter, this reflects the following: elevated discretionary strategic investments we have been making in Vista's transformation that are weighing heavily on near-term profits; revenue growth that remains below what we believe to be achievable in the future now that we are emerging from more than three years where the primary focus was building foundations (including a re-platforming of our technology stack that consumed substantial organizational bandwidth) and responding to the pandemic; and cost inflation that has so far outpaced the rate of Vista's price increases especially in the second half of the year, though recent testing in Vista and Cimpress' experience in other segments indicates that there is opportunity to improve this over the coming quarters. We believe that we will accelerate Vista's annual organic constant-currency revenue growth in FY2023 and beyond, and drive substantially improved profitability over the next several years. In the year ahead Vista's clear focus is on leveraging the very significant investments that we have made over recent years and overcoming the cost inflation that weighed on its FY2022 profitability.

The tables below show the year-over-year change in revenue, gross profit and contribution profit by segment for Q4 and FY2022:

	Change Q4 FY2022 versus Q4 FY2021			
	Revenue		**Gross Profit**	**Contribution Profit**
Segment:	**Reported**	**Organic Constant-Currency**	**Reported**	**Reported**
Vista	6%	8%	3%	(12)%
PrintBrothers	36%	52%	51%	54%
The Print Group	25%	42%	19%	16%
National Pen	10%	14%	12%	5%
All Other Businesses	5%	3%	4%	14%
Total	**14%**	**19%**	**9%**	**1%**

	Change FY2022 versus FY2021			
	Revenue		**Gross Profit**	**Contribution Profit**
Segment:	**Reported**	**Organic Constant-Currency**	**Reported**	**Reported**
Vista	6%	5%	4%	(5)%
PrintBrothers	25%	32%	33%	34%
The Print Group	20%	27%	25%	23%
National Pen	9%	11%	19%	25%
All Other Businesses	7%	3%	—%	(2)%
Total	**12%**	**13%**	**9%**	**4%**

Please see non-GAAP reconciliations at the end of this document. Page 4 of 39

Our net leverage was 4.23x trailing-twelve-month EBITDA at the end of the quarter, down slightly from last quarter. We continue to expect to delever from current levels by the end of FY2023. We have ample liquidity, no quarterly financial maintenance covenants, and robust currency and interest rate risk management programs that are further described in my annual letter and that allow us to remain focused on operational execution despite macro volatility. We also recently took proactive actions in several businesses and central teams to reduce costs and increase focus. This includes plans to exit our businesses in Japan and China and reducing headcount in Vista and Cimpress Technology in areas that have been deprioritized to ensure clear focus on initiatives with expected nearer-term financial returns. When combined with the decision last quarter by National Pen to move European production from Ireland to the Czech Republic, the annualized savings from these actions are expected to be about $25 million in aggregate, and will help offset wage inflation and other cost increases in our businesses that are already included in our cost structure heading into FY2023. The remainder of this document provides more details on our financial results, but please do read our thoughts on more strategic topics and forward-looking commentary in our annual letter also published today. I look forward to taking your questions on our public call tomorrow morning, which you can access at ir.cimpress.com. You may presubmit questions by emailing ir@cimpress.com until 11:00 pm EDT tonight, or you may chat your questions live via our online call tomorrow. We expect it to last 45 minutes, and as always we will do a deeper dive in our investor day, to be held September 13, 2022. Sincerely, Robert S. Keane Founder, Chairman & CEO Please see non-GAAP reconciliations at the end of this document. Page 5 of 39

SUMMARY CONSOLIDATED RESULTS: THREE-YEAR TREND

$ in thousands, except percentages

REVENUE BY REPORTABLE SEGMENT, TOTAL REVENUE AND INCOME FROM OPERATIONS:

	Q4 FY2020	Q4 FY2021	Q4 FY2022	FY2020	FY2021	FY2022
Vista	$ 244,505	$ 345,923	$ 368,099	$1,337,291	$1,428,255	$1,514,909
PrintBrothers	72,518	105,851	143,941	417,921	421,766	526,952
The Print Group	46,720	72,948	91,279	275,214	275,534	329,590
National Pen	32,964	68,967	75,608	299,474	313,528	341,832
All Other Businesses	42,502	49,133	51,786	173,789	192,038	205,862
Inter-segment eliminations	(10,103)	(7,627)	(7,885)	(22,331)	(55,160)	(31,590)
Total revenue	**$ 429,106**	**$ 635,195**	**$ 722,828**	**$2,481,358**	**$2,575,961**	**$2,887,555**
Reported revenue growth	*(36)%*	*48 %*	*14 %*	*(10)%*	*4 %*	*12 %*
Organic constant currency revenue growth	*(36)%*	*38 %*	*19 %*	*(11)%*	*(1)%*	*13 %*
(Loss) income from operations	**$ (3,269)**	**$ 9,027**	**$ (27,185)**	**$ 55,969**	**$ 123,510**	**$ 47,298**
(Loss) income from operations margin	*(1)%*	*1 %*	*(4)%*	*2 %*	*5 %*	*2 %*

EBITDA (LOSS) BY REPORTABLE SEGMENT ("SEGMENT EBITDA") AND ADJUSTED EBITDA:

	Q4 FY2020	Q4 FY2021	Q4 FY2022	FY2020	FY2021	FY2022
Vista[1]	$ 65,674	$ 56,024	$ 12,101	$ 362,590	$ 318,684	$ 195,321
PrintBrothers	3,451	9,412	19,494	39,373	43,144	66,774
The Print Group	8,933	11,899	15,994	51,606	43,126	58,664
National Pen	(9,400)	6,911	4,192	7,605	11,644	26,845
All Other Businesses	8,902	5,926	6,028	17,474	31,707	23,227
Total segment EBITDA	**$ 77,560**	**$ 90,172**	**$ 57,809**	**$ 478,648**	**$ 448,305**	**$ 370,831**
Central and corporate costs[1]	(28,323)	(33,708)	(37,027)	(129,726)	(122,749)	(137,115)
Unallocated share-based compensation	(954)	(3,672)	(1,991)	(6,927)	(6,618)	(6,843)
Exclude: share-based compensation expense[2]	11,269	13,963	13,551	33,252	37,034	49,766
Include: Realized gains (losses) on certain currency derivatives not included in segment EBITDA	4,286	(4,557)	5,411	24,533	(6,854)	4,424
Adjusted EBITDA	**$ 63,838**	**$ 62,198**	**$ 37,753**	**$ 399,779**	**$ 349,118**	**$ 281,063**
Adjusted EBITDA margin	*15 %*	*10 %*	*5 %*	*16 %*	*14 %*	*10 %*
Adjusted EBITDA year-over-year (decline) growth	*(46)%*	*(3)%*	*(39)%*	*3 %*	*(13)%*	*(19)%*

[1] In Q4 FY2022, we transferred certain variable costs previously included in Central and corporate costs to Cimpress businesses to drive better financial accountability for these costs. These costs are managed by our central technology team but directly relate to consumption by our businesses. The only material cost transfer relates to Vista, which we have recast backwards to all periods starting in FY2020 forward to ensure comparability for Vista and these central and corporate costs. The recast transferred $4.9 million, $6.0 million and $3.7 million of cost for FY2022 (Q3YTD), FY2021, and FY2020, respectively, from central and corporate costs to Vista. All other business impacts are immaterial and will be reported in each business in future periods as they use these services.

[2] SBC expense listed above excludes the portion included in restructuring-related charges to avoid double counting.

CASH FLOW AND OTHER METRICS:

	Q4 FY2020	Q4 FY2021	Q4 FY2022	FY2020	FY2021	FY2022
Net cash provided by (used in) operating activities	$ 54,383	$ 46,273	$ 87,820	$ 338,444	$ 265,221	$ 219,536
Net cash provided by (used in) investing activities	(19,051)	(253,169)	44,630	(66,864)	(354,316)	(3,997)
Net cash provided by (used in) financing activities	(221,499)	354,313	(7,826)	(258,255)	224,128	(106,572)
Adjusted free cash flow	34,386	14,869	60,500	243,985	165,760	100,199
Cash interest related to borrowing	30,143	50,663	34,601	72,906	116,977	98,099

Please see non-GAAP reconciliations at the end of this document.

Page 6 of 39

SUMMARY CONSOLIDATED RESULTS: THREE-YEAR TREND (CONTINUED)

$ in thousands, except where noted

COMPONENTS OF ADJUSTED FREE CASH FLOW:

	Q4 FY2020	Q4 FY2021	Q4 FY2022	FY2020	FY2021	FY2022
Adjusted EBITDA	$ 63,838	$ 62,198	$ 37,753	$ 399,779	$ 349,118	$ 281,063
Cash restructuring payments	(4,017)	(2,460)	(21)	(9,087)	(6,565)	(265)
Cash taxes	(3,800)	(14,814)	(9,400)	(13,520)	(27,870)	(32,987)
Other changes in net working capital and other reconciling items	28,505	52,012	94,089	34,178	67,515	69,824
Purchases of property, plant and equipment	(11,829)	(15,788)	(11,898)	(50,467)	(38,524)	(54,040)
Capitalization of software and website development costs	(8,168)	(15,616)	(15,422)	(43,992)	(60,937)	(65,297)
Adjusted free cash flow before cash interest related to borrowing	**$ 64,529**	**$ 65,532**	**$ 95,101**	**$ 316,891**	**$ 282,737**	**$ 198,298**
Cash interest related to borrowing	(30,143)	(50,663)	(34,601)	(72,906)	(116,977)	(98,099)
Adjusted free cash flow	**$ 34,386**	**$ 14,869**	**$ 60,500**	**$ 243,985**	**$ 165,760**	**$ 100,199**

Q4 FY2022 COMPONENTS OF ADJUSTED FREE CASH FLOW ($M)


$37.8
$—
($9.4)
$94.1
($11.9)
($15.4)
$95.1
($34.6)
$60.5
Adjusted EBITDA
Restructuring payments
Cash taxes
Other NWC changes & other items
Capital expenditures
Capitalization of software
Adjusted FCF before interest related to borrowing
Cash interest related to borrowing
Adjusted FCF

FY2022 COMPONENTS OF ADJUSTED FREE CASH FLOW ($M)


$281.1
($0.3)
($33.0)
$69.8
($54.0)
($65.3)
$198.3
($98.1)
$100.2
Adjusted EBITDA
Restructuring payments
Cash taxes
Other NWC changes & other items
Capital expenditures
Capitalization of software
Adjusted FCF before interest related to borrowing
Cash interest related to borrowing
Adjusted FCF

Please see non-GAAP reconciliations at the end of this document.

Page 7 of 39

SUMMARY CONSOLIDATED RESULTS: QUARTERLY TREND

$ in millions, except percentages and share data


Revenue &
Reported Revenue Growth (Decline) (1)
$429
$587
$781
$573
$635
$658
$850
$657
$723
(36)%
(7)%
(5)%
(4)%
48%
12%
9%
15%
14%
Q4FY20
Q1FY21
Q2FY21
Q3FY21
Q4FY21
Q1FY22
Q2FY22
Q3FY22
Q4FY22


Organic Constant-Currency Revenue Growth (Decline)
(36)%
(10)%
(9)%
(10)%
38%
9%
9%
17%
19%
Q4FY20
Q1FY21
Q2FY21
Q3FY21
Q4FY21
Q1FY22
Q2FY22
Q3FY22
Q4FY22


Cash Flow from Operations
$54
$106
$150
($37)
$46
$37
$143
$(48)
$88
Q4FY20
Q1FY21
Q2FY21
Q3FY21
Q4FY21
Q1FY22
Q2FY22
Q3FY22
Q4FY22


Adjusted Free Cash Flow & Cash Interest
Adj. FCF
Cash Interest
Q4FY20
Q1FY21
Q2FY21
Q3FY21
Q4FY21
Q1FY22
Q2FY22
Q3FY22
Q4FY22

	Q420	Q121	Q221	Q321	Q421	Q122	Q222	Q322	Q422
Adj. FCF	$34	$82	$130	($62)	$15	$12	$109	($82)	$61
Interest	$30	$9	$49	$8	$51	$14	$35	$14	$35

(1) Reported revenue growth rates are impacted by the timing of acquisitions and divestitures.

Please see non-GAAP reconciliations at the end of this document.

Page 8 of 39

SUMMARY CONSOLIDATED RESULTS: QUARTERLY TREND (CONTINUED) $ in millions, except percentages and share data GAAP Operating Income (Loss) & Adjusted EBITDA ($3) $36 $94 ($16) $9 $17 $86 ($28) ($27) $64 $88 $143 $55 $62 $68 $142 $34 $38 GAAP OI (Loss) Adjusted EBITDA Q4FY20 Q1FY21 Q2FY21 Q3FY21 Q4FY21 Q1FY22 Q2FY22 Q3FY22 Q4FY22 Net Debt (1) ($1,437)($1,361) ($1,278)($1,348)($1,379) ($1,366)($1,333) ($1,461) ($1,378) Q4FY20 Q1FY21 Q2FY21 Q3FY21 Q4FY21 Q1FY22 Q2FY22 Q3FY22 Q4FY22 ($M) Q4 FY20 Q1 FY21 Q2 FY21 Q3 FY21 Q4 FY21 Q1 FY22 Q2 FY22 Q3 FY22 Q4 FY22 Cash / equivalents $ 45 $ 40 $ 37 $ 36 $ 183 $ 193 $ 231 $ 162 $ 277 Marketable securities $— $— $— $— $203 $192 $175 $108 $50 HY notes ($600) ($600) ($600) ($600) ($600) ($600) ($600) ($600) ($600) 2nd lien notes ($300) ($300) ($300) ($300) $— $— $— $— $— Term loans ($148) ($146) ($144) ($143) ($1,152) ($1,140) ($1,129) ($1,121) ($1,097) Revolver ($422) ($344) ($260) ($329) $— $— $— $— $— Other debt ($12) ($11) ($11) ($13) ($13) ($11) ($10) ($9) ($8) Net debt ($1,437) ($1,361) ($1,278) ($1,348) ($1,379) ($1,366) ($1,333) ($1,461) ($1,378) Net Income (Loss) Attributable to Cimpress ($42) ($11) $32 ($39) ($68) ($7) $55 ($72) ($31) Q4 FY20 Q1 FY21 Q2 FY21 Q3 FY21 Q4 FY21 Q1 FY22 Q2 FY22 Q3 FY22 Q4 FY22 Weighted Average Shares Outstanding (Millions) (2) 25.9 25.9 26.0 26.0 26.0 26.1 26.1 26.1 26.1 25.9 25.9 26.4 26.0 26.0 26.1 26.4 26.1 26.1 Basic Diluted Q4FY20 Q1FY21 Q2FY21 Q3FY21 Q4FY21 Q1FY22 Q2FY22 Q3FY22 Q4FY22 (1) Excludes debt issuance costs, debt premiums and discounts. (2) Basic and diluted shares are the same in certain periods where we reported a GAAP net loss. Please see non-GAAP reconciliations at the end of this document. Page 9 of 39

INCOME STATEMENT HIGHLIGHTS

Our **reported revenue growth** of 14% for Q4 and 12% for the full fiscal year were positively impacted by acquisitions but negatively impacted by currency movements. **Organic constant-currency revenue growth** was 19% for Q4 and 13% for the full year. The year-over-year full-year decline in revenue from face masks represented a roughly 400 bps impact on consolidated revenue growth in FY2022.

For Q4 FY2022, we recorded a **GAAP operating loss** of $27.2 million versus operating income of $9.0 million in the year-ago period. Gross profit increased $29.1 million despite significant inflationary cost pressures, but was more than offset by a $25.2 million increase in advertising expense, increased organic investment in Vista, and $10.2 million of restructuring expense recognized in Q4 FY2022. These restructuring costs were for decisions taken to reduce costs in Vista and Cimpress central teams and the planned exit of our operations in Japan and China.

For FY2022, **GAAP operating income** decreased $76.2 million to $47.3 million. Gross profit increased significantly despite inflationary cost pressures and there was a non-recurrence of a $19.9 million lease-related impairment in FY2021, but these items were more than offset by increased organic investment in Vista, increased advertising expense, as well as $12.0 million higher restructuring charges.

Adjusted EBITDA for Q4 FY2022 was $37.8 million, down $24.4 million from $62.2 million in Q4 FY2021 and, for the full year, down 19% to $281.1 million as most of the items described in operating income (loss) above also influence adjusted EBITDA (with the exception of restructuring and certain impairments that are not included in adjusted EBITDA). Additionally, we use derivative contracts to hedge the economic currency risk within adjusted EBITDA, and we include any realized gains or losses from these contracts in adjusted EBITDA. The net impact of year-over-year currency movements on adjusted EBITDA was favorable in Q4 FY2022 by about $6.7 million and $5.9 million for the full year.

GAAP net (loss) per diluted share for the fourth quarter was $(1.17), versus $(2.60) in the same quarter a year ago, primarily as a result of the non-recurrence of a $48.3 million loss on the early extinguishment of debt we redeemed in the year-ago period, as well as year-over-year realized and unrealized currency benefits in other income (expense), net (details on page 26). For the full year, **GAAP net (loss) per diluted share** was $(2.08), versus $(3.28) in the year-ago period driven by lower interest expense (including the loss on early-extinguishment of debt in the prior year) and year-over-year realized and unrealized currency benefits, partially offset by a combination of our operating results and higher taxes.

(continued on next page)


Revenue &
Reported Revenue Growth (Decline)
$429
$587
$781
$573
$635
$658
$850
$657
$723
(36)%
(7)%
(5)%
(4)%
48%
12%
9%
15%
14%
Q4FY20
Q1FY21
Q2FY21
Q3FY21
Q4FY21
Q1FY22
Q2FY22
Q3FY22
Q4FY22


Organic Constant-Currency Revenue Growth (Decline)
(36)%
(10)%
(9)%
(10)%
38%
9%
9%
17%
19%
Q4FY20
Q1FY21
Q2FY21
Q3FY21
Q4FY21
Q1FY22
Q2FY22
Q3FY22
Q4FY22


GAAP Operating Income (Loss) ($M) & Margin (%) (Quarterly)
(1)%
($3)
$36
6%
$94
12%
(3)%
($16)
$9
1%
$17
3%
$86
10%
(4)%
($28)
(4)%
($27)
Q4FY20
Q1FY21
Q2FY21
Q3FY21
Q4FY21
Q1FY22
Q2FY22
Q3FY22
Q4FY22


Adjusted EBITDA ($M) & Margin (%) (Quarterly)
$64
15%
$88
15%
$143
18%
$55
10%
$62
10%
$68
10%
$142
17%
$34
5%
$38
5%
Q4FY20
Q1FY21
Q2FY21
Q3FY21
Q4FY21
Q1FY22
Q2FY22
Q3FY22
Q4FY22

Please see non-GAAP reconciliations at the end of this document.

Page 10 of 39

INCOME STATEMENT HIGHLIGHTS (CONTINUED) Gross profit (revenue minus the cost of revenue) increased year over year by $29.1 million in the fourth quarter due to materially higher revenue, including benefit from price increases, partially offset by increased material, energy and labor costs. For the full year, gross profit increased $118.8 million for the same reasons mentioned above, as well as the non-recurrence of a $12.2 million write-down of pandemic-related inventory recognized in the year-ago period. These factors were partially offset by the non-recurrence of $10.9 million of government wage incentives recognized in FY2021. Year-over-year currency fluctuations had a negative impact on gross profit for the quarter and full year. Gross margin (revenue minus the cost of revenue expressed as a percent of revenue) in the fourth quarter was 47.1%, down 190 bps compared to Q4 FY2021. For the full year, gross margin declined by 120 bps to 48.3%. Though gross profit dollars increased year over year, the margin impact of inflationary pressure on input costs as well as product mix shifts in Vista drove the majority of this gross margin compression. Contribution profit (revenue minus the cost of revenue, advertising and payment processing) increased year over year by $2.2 million in the fourth quarter. Increased gross profit was partially offset by an increase in advertising expense, from $87.5 million in Q4 FY2021 to $112.7 million in Q4 FY2022. For the full year, contribution profit increased year over year by $37.2 million. Vista was the largest contributor to increased advertising, which is discussed in the Vista section of this document on page 15. Year-over-year currency fluctuations had a negative impact on contribution profit for the quarter and full year. Contribution margin (revenue minus the cost of revenue, the cost of advertising and payment processing, expressed as a percent of revenue) in the fourth quarter was 29.7%, down from 33.4% in the same quarter a year ago. For the full year, contribution margin decreased 250 basis points to 32.3%. Advertising as a percent of revenue increased year over year for the fourth quarter from 13.8% to 15.6% due to increases in Vista. For the full year, advertising as a percent of revenue increased 110 basis points to 14.1%. GAAP Operating Income & Adj. EBITDA ($M) (TTM) $56 $67 $39 $111 $124 $104 $96 $84 $47 $400 $409 $367 $351 $349 $328 $327 $306 $281 TTM OI TTM Adj EBITDA Q4FY20 Q1FY21 Q2FY21 Q3FY21 Q4FY21 Q1FY22 Q2FY22 Q3FY22 Q4FY22 Gross Profit ($M) & Gross Margin (%) $210 $288 $400 $277 $311 $319 $426 $310 $340 48.8% 49.0% 51.2% 48.3% 49.0% 48.5% 50.1% 47.1% 47.1% Gross Profit Gross Margin % Q4 FY20 Q1 FY21 Q2 FY21 Q3 FY21 Q4 FY21 Q1 FY22 Q2 FY22 Q3 FY22 Q4 FY22 Contribution Profit ($M) & Contribution Margin (%) $166 $208 $286 $189 $212 $219 $299 $201 $215 38.6% 35.5% 36.7% 33.0% 33.4% 33.2% 35.2% 30.6% 29.7% Contribution Profit Contribution Margin % Q4 FY20 Q1 FY21 Q2 FY21 Q3 FY21 Q4 FY21 Q1 FY22 Q2 FY22 Q3 FY22 Q4 FY22 Please see non-GAAP reconciliations at the end of this document. Page 11 of 39

CASH FLOW

We generated $87.8 million of **cash from operations** in Q4 FY2022, compared with $46.3 million in the year-ago period. The $24.4 million decrease to adjusted EBITDA described on page 10 was offset by $16.1 million lower cash interest payments as a result of the changes made to our debt structure in May 2021, $5.4 million lower cash tax payments, and significant working capital favorability versus Q4 FY2021. We also had proceeds of $12.1 million upon the early settlement of certain derivatives that are not intended to hedge adjusted EBITDA. For the full year, **cash from operations** decreased $45.7 million due to the $68.1 million decline in adjusted EBITDA and a $5.1 million increase in cash taxes, partially offset by an $18.9 million decrease in cash interest payments, working capital favorability and the aforementioned proceeds from early settlement of certain derivatives.

Adjusted free cash flow was $60.5 million in the fourth quarter of FY2022 compared to $14.9 million in the same period a year ago. Adjusted free cash flow increased as a result of the growth in our operating cash flow described above, as well as a decrease in capital expenditures of $3.9 million year over year. For the full year, **adjusted free cash flow** decreased by $65.6 million, due to the operating cash flow trend described above, as well as a $15.5 million increase in capital expenditures and a $4.4 million increase in capitalized software expenditures.

For our internal management reporting and budgeting we use **unlevered free cash flow**, which we define as adjusted free cash flow plus cash interest expense related to borrowing. The charts at the right illustrate these components on a quarterly and trailing-twelve-month basis.



Adjusted Free Cash Flow & Cash Interest ($M) (Quarterly)
FCF
Cash Interest
Q4FY20
Q1FY21
Q2FY21
Q3FY21
Q4FY21
Q1FY22
Q2FY22
Q3FY22
Q4FY22

	Q420	Q121	Q221	Q321	Q421	Q122	Q222	Q322	Q422
Adj. FCF	$34	$82	$130	($62)	$15	$12	$109	($82)	$61
Interest	$30	$9	$49	$8	$51	$14	$35	$14	$35



Adjusted Free Cash Flow & Cash Interest ($M) (TTM)
FCF
Cash Interest
$73
$244
$73
$290
$98
$243
$96
$185
$117
$166
$122
$96
$108
$74
$114
$55
$98
$100
Q4FY20
Q1FY21
Q2FY21
Q3FY21
Q4FY21
Q1FY22
Q2FY22
Q3FY22
Q4FY22

Please see non-GAAP reconciliations at the end of this document.

Page 12 of 39

CASH FLOW (CONTINUED)

Cash Flow from Operations ($M) (Quarterly)


$54
$106
$150
($37)
$46
$37
$143
$(48)
$88
Q4FY20
Q1FY21
Q2FY21
Q3FY21
Q4FY21
Q1FY22
Q2FY22
Q3FY22
Q4FY22

Cash Flow from Operations ($M) (TTM)


$338
$381
$330
$273
$265
$196
$189
$178
$220
Q4FY20
Q1FY21
Q2FY21
Q3FY21
Q4FY21
Q1FY22
Q2FY22
Q3FY22
Q4FY22

Certain Cash Payments Impacting Cash Flow from Operations ($M) (Quarterly)


Cash Restructuring
Cash Interest Related to Borrowing
$34
$30
$4
$12
$9
$3
$50
$49
$1
$8
$8
$—
$53
$51
$2
$14
$14
$—
$35
$35
$—
$14
$14
$—
$35
$35
$—
Q4FY20
Q1FY21
Q2FY21
Q3FY21
Q4FY21
Q1FY22
Q2FY22
Q3FY22
Q4FY22

Certain Cash Payments Impacting Cash Flow from Operations ($M) (TTM)


Cash Restructuring
Cash Interest Related to Borrowing
$82
$73
$9
$82
$73
$9
$108
$98
$10
$104
$96
$8
$124
$117
$7
$126
$122
$4
$111
$108
$3
$117
$114
$3
$98
$98
$—
Q4FY20
Q1FY21
Q2FY21
Q3FY21
Q4FY21
Q1FY22
Q2FY22
Q3FY22
Q4FY22

Capital Expenditures & Capitalization of Software & Website Development Costs ($M) (Quarterly)


Capital Expenditures
Capitalized Software
$20
$8
$12
$23
$15
$8
$20
$12
$8
$25
$19
$6
$32
$16
$16
$25
$16
$9
$34
$16
$18
$34
$18
$16
$27
$15
$12
Q4FY20
Q1FY21
Q2FY21
Q3FY21
Q4FY21
Q1FY22
Q2FY22
Q3FY22
Q4FY22

Capital Expenditures & Capitalization of Software & Website Development Costs ($M) (TTM)


Capital Expenditures
Capitalized Software
$94
$44
$50
$91
$46
$45
$86
$47
$39
$88
$53
$35
$100
$61
$39
$101
$62
$39
$115
$67
$48
$123
$65
$58
$119
$65
$54
Q4FY20
Q1FY21
Q2FY21
Q3FY21
Q4FY21
Q1FY22
Q2FY22
Q3FY22
Q4FY22

Please see non-GAAP reconciliations at the end of this document.

Page 13 of 39

DEBT

As of June 30, 2022, our **total debt**, net of issuance costs, was $1,685.9 million. **Net debt**, excluding issuance costs, other debt discounts and premiums and net of cash, cash equivalents and current and non-current marketable securities, was $1,378.4 million, down from $1,461.4 million as of March 31, 2022, as a result of adjusted free cash flow generated in the quarter as well as the receipt of $10.3 million of proceeds from the sale of assets, primarily the sale of land adjacent to one of our production facilities (presented in investing activities on the cash flow statement).

Our capital structure includes significant liquid assets on our balance sheet and, therefore, we look at net leverage instead of gross leverage. The calculation of our debt-covenant-defined leverage ratio (net debt to trailing-twelve-month EBITDA) uses definitions of both debt and EBITDA that differ from the corresponding figures reported in this document. Our **consolidated net leverage ratio** as calculated per our credit agreement was 4.23 as of June 30, 2022, a reduction from 4.44 as of March 31, 2022. We expect to delever from the current leverage level in FY2023.

Our capital structure contains a mix of fixed and variable-rate debt. In order to mitigate our exposure to interest rate changes related to our variable rate debt, we execute interest rate swap contracts to fix the interest rate on a portion of our outstanding or forecasted long-term debt with varying maturities. As of June 30, 2022, we had $1,097.3 million of variable-rate debt, and a hypothetical 100 basis point increase in rates following that date, inclusive of our outstanding interest rate swaps, would result in a $6.4 million impact to interest expense over the next 12 months.

We did not repurchase any shares or bonds in Q4 FY2022 or during the full fiscal year of FY2022.


Consolidated Net Leverage Ratio*
3.53
3.32
3.33
3.77
3.72
3.87
3.85
4.44
4.23
Q4FY20
Q1FY21
Q2FY21
Q3FY21
Q4FY21
Q1FY22
Q2FY22
Q3FY22
Q4FY22

Consolidated Leverage Ratio as calculated per our credit agreement definitions.


Cash, Equivalents and Marketable Securities ($M)
Cash and equivalents
Marketable securities (current)
Marketable securities (non-current)
$45
$40
$37
$36
$386
$51
$152
$183
$386
$40
$152
$193
$406
$28
$147
$231
$269
$12
$96
$162
$327
$50
$277
Q4FY20
Q1FY21
Q2FY21
Q3FY21
Q4FY21
Q1FY22
Q2FY22
Q3FY22
Q4FY22


Interest Expense Related to Borrowing ($M)* (Income Statement View)
Interest epense related to borrowing
Loss on early extinguishment of debt
$28
$31
$30
$29
$77
$48
$29
$25
$25
$24
$24
Q4FY20
Q1FY21
Q2FY21
Q3FY21
Q4FY21
Q1FY22
Q2FY22
Q3FY22
Q4FY22

Excludes interest expense associated with investment consideration.

Please see non-GAAP reconciliations at the end of this document.

Page 14 of 39

SEGMENT RESULTS VISTA Vista's Q4 FY2022 revenue was up 6% year over year on a reported basis and grew 8% on an organic constant-currency basis, in line with the year-over- year growth during Q3 of FY22. Constant-currency growth accelerated sequentially in most markets and was above 20% in Vista's second and third largest markets. However, the U.S. market experienced only marginal growth, dragged down by a decline in consumer products of approximately $4 million year over year and a decline in face mask sales of $4 million. From a category perspective, promotional products, apparel and gifts (PPAG) and signage were the largest contributors to the year-over-year increase in revenue in the fourth quarter followed by business cards and marketing materials. For the full year, revenue growth was 6% on a reported basis and 5% on an organic constant- currency basis. The year-over-year decline in sales of face masks represented a roughly 500 bps impact on Vista revenue growth. Vista segment EBITDA declined year over year by $43.9 million in Q4 FY2022. Q4 gross profit grew year-over-year due to higher revenue, though we estimate there was a roughly $20 million year-over- year impact from cost inflation of materials, inbound freight, shipping, energy and third-party fulfillment for which only a small portion was offset by price increases in the quarter. Vista implemented broad- based price increases in June to account for increased input costs, and expects further price increases in the months ahead. Additionally, product mix continues to weigh on Vista's near-term gross margins, as we are experiencing the fastest growth in lower margin products. However, this has contributed to an increase in average order values and is in categories that historically generate some of our highest per-customer lifetime values so we see this as positive long term. Q4 contribution profit declined due to a $21.0 million increase in advertising spend, which as a percent of revenue increased year over year from 17.3% in the prior-year quarter to 22.0%. We continue to test changes to our marketing mix and expect mid- and upper-funnel spend to fluctuate quarter by quarter as a result of more significant tests in several markets as it did this quarter. In total, we do not expect advertising as a percent of revenue to remain at these elevated levels across a full fiscal year. Additionally, the year-over-year impact of hiring and higher compensation was approximately $12.3 million (continued on next page) Revenue ($M) & Reported Revenue Growth Quarterly (1) $245 $329 $431 $322 $346 $349 $448 $349 $368 (32)% (4)% (1)% 2% 42% 6% 4% 8% 6% Q4FY20 Q1FY21 Q2FY21 Q3FY21 Q4FY21 Q1FY22 Q2FY22 Q3FY22 Q4FY22 Organic Constant-Currency Revenue Growth Quarterly (31)% (5)% (6)% (5)% 32% 2% 3% 8% 8% Q4FY20 Q1FY21 Q2FY21 Q3FY21 Q4FY21 Q1FY22 Q2FY22 Q3FY22 Q4FY22 Annual Revenue ($M) & Revenue Growth (Decline) $1,346 $1,499 $1,508 $1,337 $1,428 $1,515 11% 1% (11)% 7% 6% 9% 3% (10)% 1% 5% Reported Revenue ($M) Reported Revenue Growth Organic Constant Currency Revenue Growth FY2017 FY2018 FY2019 FY2020 FY2021 FY2022 Please see non-GAAP reconciliations at the end of this document. Page 15 of 39

VISTA (CONTINUED)

in Q4, a smaller increase than for Q3 FY2022 as we lap the hiring done over the last year and we have significantly slowed the pace of additional hiring. Increased investment in our acquired VistaCreate (Depositphotos) business also negatively impacted segment EBITDA results representing approximately $7 million of net costs in Q4 that weighed on segment EBITDA.

For the full year, Vista's segment EBITDA declined $123.4 million as a result of significant organic growth investment, inflationary cost pressures only partially offset by pricing increases, increased advertising expense, the short-term impact of multiple large site migrations during the year, and the addition of our acquired VistaCreate business.

For FY2023, we have prioritized investments that we expect to have nearer-term returns, and deprioritized some investments that we expected to have a longer path to returns. This resulted in a recent decision to reduce headcount by roughly 3% across Vista and the plan to exit our business in Japan, together resulting in a $7.5 million restructuring charge during the quarter, which you see in our consolidated income statement, but is excluded from consolidated and segment EBITDA results. The savings from these actions will offset wage inflation for remaining team members and allow for focus on larger markets.

We have now migrated Vista's new technology platform to all but one small revenue market, which we expect to migrate in August. While there was a net negative revenue and profit impact from the launches we completed during the quarter as expected, the depth of that impact and time it took to return to pre-launch metrics was lower than for prior launches.

The pending end to our migration process means that we can shift our operational focus in Vista to improving the customer experience and financial results by leveraging capabilities that the new platform enables. Much of the talent we have hired over the past year will support this effort with new capabilities in user experience, design & service, data & analytics, new product introduction, and marketing. We expect the new platform and these talent investments to transform, over time, the way customers interact with Vista in ways we could not have under our old tech platform. Examples include rapid new product introduction, personalization of the customer experience, and enhanced design and service including the future integration of the design capabilities of 99designs by Vista, VistaPrint and VistaCreate. We expect these new capabilities and experiences to have steadily increasing positive impact to Vista's gross profit.



Segment EBITDA ($M) & Segment EBITDA Margin Quarterly
$66
$89
$111
$63
$56
$67
$91
$26
$12
27%
27%
26%
19%
16%
19%
20%
7%
3%
Q4FY20
Q1FY21
Q2FY21
Q3FY21
Q4FY21
Q1FY22
Q2FY22
Q3FY22
Q4FY22



Segment EBITDA ($M) & Segment EBITDA Margin* Annual
$213
$310
$350
$363
$319
$195
16%
21%
23%
27%
22%
13%
FY2017
FY2018
FY2019
FY2020
FY2021
FY2022



Vista Advertising ($M) & as % of Revenue
Lower-funnel ($M)
Mid- & upper-funnel ($M)
Total as % of revenue
$19
$35
$67
$4
$62
$45
$8
$37
$60
$14
$46
$48
$3
$45
$73
$4
$69
$62
$10
$51
$81
$17
$64
8%
11%
16%
14%
17%
14%
16%
18%
22%
Q4 FY20
Q1 FY21
Q2 FY21
Q3 FY21
Q4 FY21
Q1 FY22
Q2 FY22
Q3 FY22
Q4 FY22

Please see non-GAAP reconciliations at the end of this document.

Page 16 of 39

UPLOAD AND PRINT Financial results for PrintBrothers and The Print Group are presented on page 6 of this document, as well as on the next page. Combined upload and print revenue (i.e., the combination of revenue for PrintBrothers and The Print Group, adjusted to exclude inter-segment revenue when conducted between businesses in these segments) in Q4 FY2022 grew year over year by 32% at reported currency rates, or 47% on an organic constant-currency basis. This revenue acceleration is due to great execution by our upload and print team members, including driving growth from recent new product introduction, strong growth of both volume and per-unit pricing, and an uptick in orders due to supply chain constraints that turned new customers to our businesses. As an example, the two largest businesses in the group had record new customer acquisition during Q4 FY2022, higher than the prior highs experienced during seasonally strong quarters in the first half of FY2022. These businesses continue to be impacted by inflation, supply chain pressures, and rising energy costs, but have been performing well in this challenging environment. For FY2022, revenue grew 23% year over year at reported currency rates and 30% on an organic constant-currency basis. Combined upload and print EBITDA (i.e., the combination of segment EBITDA for PrintBrothers and The Print Group) increased year over year by 67%, or $14.2 million, in Q4 FY2022 despite increased input costs, driven by the profit impact of higher revenue, continued introduction of new products and improved efficiencies as each group better leverages its combined capabilities. Year-over-year currency fluctuations had an approximately $5 million negative impact on combined upload and print EBITDA in the fourth quarter. As a reminder, realized gains or losses on currency hedges that we include in adjusted EBITDA are not allocated to segment-level EBITDA. For the full year, combined upload and print EBITDA grew by 45%, or $39.2 million. Both revenue and EBITDA for this combined group of businesses reached record levels for Q4 and FY2022. We continue to invest in key areas within our upload and print businesses to exploit scale advantages and improve their cost competitiveness. These businesses also continue to adopt technologies that are part of our mass customization platform, which we believe over the long term will further improve customer value and the efficiency of each business. We believe the current business environment, characterized by lingering pandemic impacts, rising input costs, and supply chain challenges, puts outsized pressure on smaller and less profitable competitors. Our upload and print businesses remain focused on delivering great value for their customers and, in turn, realizing market share gains. WHAT BUSINESSES ARE IN THESE SEGMENTS? PRINTBROTHERS: THE PRINT GROUP: Please see non-GAAP reconciliations at the end of this document. Page 17 of 39

PRINTBROTHERS REVENUE:


Revenue ($M) & Reported Revenue Growth
Quarterly
$73
$100
$122
$94
$106
$125
$138
$120
$144
(38)%
(8)%
(4)%
(14)%
46%
25%
13%
28%
36%
Q4FY20
Q1FY21
Q2FY21
Q3FY21
Q4FY21
Q1FY22
Q2FY22
Q3FY22
Q4FY22


Organic Constant-Currency Revenue Growth
Quarterly
(39)%
(15)%
(11)%
(21)%
34%
24%
18%
36%
52%
Q4FY20
Q1FY21
Q2FY21
Q3FY21
Q4FY21
Q1FY22
Q2FY22
Q3FY22
Q4FY22


Revenue ($M) & Revenue Growth
Annual
Reported Revenue ($M)
Reported Revenue Growth
Organic Constant Currency Revenue Growth
$318
$411
$444
$418
$422
$527
29%
18%
8%
13%
(6)%
(5)%
1%
(7)%
32%
25%
FY2017
FY2018
FY2019
FY2020
FY2021
FY2022

THE PRINT GROUP REVENUE:


Revenue ($M) & Reported Revenue Growth
Quarterly
$47
$66
$76
$60
$73
$73
$90
$75
$91
(47)%
(8)%
(13)%
(13)%
56%
10%
18%
26%
25%
Q4FY20
Q1FY21
Q2FY21
Q3FY21
Q4FY21
Q1FY22
Q2FY22
Q3FY22
Q4FY22


Organic Constant-Currency Revenue Growth
Quarterly
(46)%
(12)%
(19)%
(20)%
43%
8%
23%
35%
42%
Q4FY20
Q1FY21
Q2FY21
Q3FY21
Q4FY21
Q1FY22
Q2FY22
Q3FY22
Q4FY22


Revenue ($M) & Revenue Growth
Annual
Reported Revenue ($M)
Reported Revenue Growth
Organic Constant Currency Revenue Growth
$270
$320
$326
$275
$276
$330
19%
9%
6%
2%
(13)%
(16)%
—%
(7)%
27%
20%
FY2017
FY2018
FY2019
FY2020
FY2021
FY2022

Please see non-GAAP reconciliations at the end of this document.
Page 18 of 39

PRINTBROTHERS SEGMENT EBITDA:


Segment EBITDA ($M) &
Segment EBITDA Margin
Quarterly
$3
5%
Q4FY20
$10
10%
Q1FY21
$16
14%
Q2FY21
$8
8%
Q3FY21
$9
9%
Q4FY21
$16
13%
Q1FY22
$19
14%
Q2FY22
$12
10%
Q3FY22
$19
14%
Q4FY22


Segment EBITDA ($M) & Segment
EBITDA Margin
Annual
$33
10%
FY2017
$41
10%
FY2018
$43
10%
FY2019
$39
9%
FY2020
$43
10%
FY2021
$67
13%
FY2022

THE PRINT GROUP SEGMENT EBITDA:


Segment EBITDA ($M)
& Segment EBITDA Margin
Quarterly
$9
19%
Q4FY20
$12
18%
Q1FY21
$13
16%
Q2FY21
$6
11%
Q3FY21
$12
16%
Q4FY21
$14
20%
Q1FY22
$16
18%
Q2FY22
$12
16%
Q3FY22
$16
18%
Q4FY22


Segment EBITDA ($M) & Segment
EBITDA Margin
Annual
$51
19%
FY2017
$64
20%
FY2018
$64
20%
FY2019
$52
19%
FY2020
$43
16%
FY2021
$59
18%
FY2022

Please see non-GAAP reconciliations at the end of this document.

Page 19 of 39

NATIONAL PEN National Pen's Q4 FY2022 revenue grew 10% year over year on a reported basis and 14% on an organic constant- currency basis. Direct marketing, e-commerce, and direct sales channels continue to perform well. For the full year, revenue grew 9% year over year on a reported basis and 11% on an organic constant-currency basis. Excluding the impact of face masks, National Pen's full-year organic constant-currency revenue growth was 22%. Segment EBITDA decreased year over year by $2.7 million in Q4 FY2022 driven by higher advertising expense as returns thresholds have normalized coming out of the pandemic, the effect of inflation on freight costs, some near-term inefficiencies surrounding the migration of North American websites to a new technology platform, redundant costs associated with the previously announced European manufacturing location move, and higher expenses from long-term incentive programs. These increased costs were partially offset by a year-over-year benefit to gross profit driven by higher average order values and a more normalized product mix. For the full year, segment EBITDA and margin increased significantly due to recovery from periods with higher pandemic impact, as well as the non-recurrence of a prior-year pandemic- related inventory reserve of $8.2 million. During the past quarter, National Pen made a decision to exit its operations in Japan. This decision resulted in a $0.8 million restructuring charge during the quarter, which you see in our consolidated income statement, but is excluded from consolidated and segment EBITDA results. This will result in modest savings in future years. We continue to make investments in National Pen's e- commerce, data and other technology capabilities that have contributed to the improved growth and profitability. National Pen has completed its migration to its new e- commerce platform, which we believe is improving its growth prospects because the e-commerce portion of National Pen revenue is growing faster than other channels. Revenue ($M) & Reported Revenue Growth Quarterly $33 $68 $115 $62 $69 $69 $125 $72 $76 (53%) (4%) (10%) (9%) 109% 2% 9% 16% 10% Q4FY20 Q1FY21 Q2FY21 Q3FY21 Q4FY21 Q1FY22 Q2FY22 Q3FY22 Q4FY22 Organic Constant-Currency Revenue Growth Quarterly (53%) (5%) (13%) (12%) 103% 2% 11% 19% 14% Q4FY20 Q1FY21 Q2FY21 Q3FY21 Q4FY21 Q1FY22 Q2FY22 Q3FY22 Q4FY22 Revenue ($M) & Revenue Growth Annual $333 $348 $299 $314 $342 5% (14)% 5% 9% 7% (13)% 2% 11% Reported Revenue ($M) Reported Revenue Growth Organic Constant Currency Revenue Growth FY2018 FY2019 FY2020 FY2021 FY2022 Please see non-GAAP reconciliations at the end of this document. Page 20 of 39

Segment EBITDA (Loss) ($M) &
Segment EBITDA (Loss) Margin
Quarterly
$19
$7
$32
$4
(29%)
(16%)
16%
(5%)
10%
(12%)
25%
(1%)
6%
($9)
($11)
($3)
($8)
($1)
Q4FY20
Q1FY21
Q2FY21
Q3FY21
Q4FY21
Q1FY22
Q2FY22
Q3FY22
Q4FY22


Segment EBITDA ($M) & Segment EBITDA
Margin
Annual
$29
$17
$8
$12
$27
9%
5%
3%
4%
8%
FY2018
FY2019
FY2020
FY2021
FY2022

Please see non-GAAP reconciliations at the end of this document.

Page 21 of 39

ALL OTHER BUSINESSES Revenue grew 5% year over year in Q4 on a reported basis and 3% on an organic constant-currency basis. Growth was depressed year over year as we continue to lap the pandemic-driven spike in demand for home décor products last year. The segment continued to see strong growth in small business products this quarter as well as an uptick in fulfillment of orders from other Cimpress businesses. For the full year, revenue in this segment grew 7% on a reported basis and 3% on an organic constant- currency basis. Q4 FY2022 segment EBITDA and margin was flat year over year as increased revenue and marketing efficiencies were offset by an increase in materials and labor costs and increased costs associated with long-term incentive plans. For the full year, segment EBITDA declined due to a combination of increased input costs not fully offset by pricing increases, as well as increased costs associated with long-term incentive plans. During the fourth quarter, Cimpress decided to divest our small loss-making business in China, YSD. This decision resulted in a $1.1 million restructuring charge during the quarter, which you see in our consolidated income statement, but is excluded from consolidated and segment EBITDA results. Starting in FY2023, this move will result in annualized savings of approximately $5 million. BUSINESSES IN THIS REPORTABLE SEGMENT: With the exception of BuildASign, which is a larger and profitable business, the All Other Businesses segment consists of two early-stage businesses that we continue to manage at a relatively modest operating loss as previously described and planned. Following the exit of our business based in China, this reportable segment will only include BuildASign and Printi. BuildASign is an e-commerce provider of canvas-print wall décor, business signage and other large-format printed products, based in Austin, Texas. In Q4 FY21, BuildASign acquired a small business in a new product category. Printi, the online printing leader in Brazil, offers a superior customer experience with transparent and attractive pricing, reliable service and quality. YSD is a startup business in China that provides end-to-end mass customization software solutions to brands and IP owners, supporting multiple channels.This business will not be included in results after our planned exit in Q1 FY2023. Revenue ($M) & Reported Revenue Growth* Quarterly $43 $43 $55 $44 $49 $48 $58 $48 $52 1% 3% 11% 12% 16% 10% 4% 10% 5% Q4FY20 Q1FY21 Q2FY21 Q3FY21 Q4FY21 Q1FY22 Q2FY22 Q3FY22 Q4FY22 Organic Constant-Currency Revenue Growth Quarterly 4% 6% 14% 15% 13% 5% —% 5% 3% Q4FY20 Q1FY21 Q2FY21 Q3FY21 Q4FY21 Q1FY22 Q2FY22 Q3FY22 Q4FY22 Revenue ($M) & Revenue Growth Annual $40 $136 $174 $192 $206 (57%) 239% 28% 11% 7% 54% 7% 4% 12% 3% Reported Revenue ($M) Reported Revenue Growth Organic Constant Currency Revenue Growth FY2018 FY2019 FY2020 FY2021 FY2022 Please see non-GAAP reconciliations at the end of this document. Page 22 of 39

Segment EBITDA ($M) & Segment EBITDA Margin Quarterly
$9
21%
$9
20%
$11
19%
$7
15%
$6
12%
$5
10%
$6
11%
$6
12%
$6
12%
Q4FY20
Q1FY21
Q2FY21
Q3FY21
Q4FY21
Q1FY22
Q2FY22
Q3FY22
Q4FY22


Segment EBITDA (Loss) ($M) & Segment EBITDA (Loss) Margin Annual
($11)
(27%)
(5%)
($6)
$17
10%
$32
17%
$23
11%
FY2018
FY2019
FY2020
FY2021
FY2022

Please see non-GAAP reconciliations at the end of this document.
Page 23 of 39

CENTRAL AND CORPORATE COSTS

Central and corporate costs increased 4% year over year in Q4 FY2022 from $37.4 million to $39.0 million. For the full year, central and corporate costs increased 11% from $129.4 million to $144.0 million. For both the quarter and the year, costs grew due to increased headcount, particularly related to our MCP investment, and central operating costs including some that are volume driven.

Excluding unallocated share-based compensation (SBC), central and corporate costs were up 10%, or $3.3 million, year over year during the fourth quarter, and 12%, or $14.4 million for the full year.

Our Cimpress Technology team continues to make progress in developing new MCP services and increasing their adoption in our businesses. Focus areas continue to be intra-Cimpress wholesale transactions, the adoption of modern e-commerce technologies that have been rolled out in Vista, National Pen and multiple upload and print businesses, and technologies that are designed to improve customer experience, drive higher conversion rates and automate manual processes.

During the fourth quarter, we made a decision to reduce headcount for MCP projects with a longer-term investment horizon. This decision resulted in a $0.9 million restructuring charge during the quarter, which you see in our consolidated income statement, but is excluded from consolidated EBITDA results and the central and corporate costs on this page. This will result in modest savings in future years.

WHAT ARE CENTRAL AND CORPORATE COSTS?	
Unallocated Share Based Comp	The GAAP accounting value of performance share units (PSUs) across Cimpress, minus what we cross-charge either to our businesses or to the above central cost categories. We cross-charge the cash grant value of a long-term incentive award.
MCP Investment	Software engineering and related costs to expand the functionality of our mass customization platform (MCP).
Central Operating Costs	Our operationally oriented shared-service organizations of (1) global procurement, (2) the technical maintenance and hosting of the MCP, (3) privacy and information security management and (4) the administrative costs of our Cimpress India offices where numerous Cimpress businesses have dedicated business-specific team members. These costs are required to operate our businesses.
Corporate Costs	Corporate activities, including the office of the CEO, the board, directors and officers insurance, treasury, tax, capital allocation, financial consolidation, audit, corporate legal, internal company-wide communications, investor relations and corporate strategy.



Central and Corporate Costs ($M)
Quarterly
Corporate Costs
Central Operating Costs*
MCP Investment
Unallocated SBC
Q4FY20: $28; $1; $5; $13; $10
Q1FY21: $30; $1; $6; $13; $10
Q2FY21: $29; $—; $6; $15; $8
Q3FY21: $33; $1; $6; $12; $12
Q4FY21: $37; $4; $7; $14; $12
Q1FY22: $34; $1; $5; $16; $12
Q2FY22: $35; $2; $6; $16; $11
Q3FY22: $36; $2; $6; $16; $12
Q4FY22: $39; $2; $7; $18; $13

In Q4 FY2022, we transferred certain variable costs previously included in "Central Operating Costs" to Cimpress businesses to drive better financial accountability for these costs. These costs are managed by our central technology team but directly relate to consumption by our businesses. The only material cost transfer relates to Vista, which we have recast backwards to all periods starting in FY2020 forward to ensure comparability for Vista and these Central and Corporate costs. The recast transferred $4.9 million, $6.0 million and $3.7 million of cost for FY2022 (Q3YTD), FY2021, and FY2020, respectively, from Central & Corporate costs to Vista. All other business impacts are immaterial and will be reported in each business in future periods as they use these services.



Central and Corporate Costs ($M)*
Annual
Corporate Costs
Central Operating Costs
MCP Investment
Unallocated SBC
FY2018: $138; $25; $20; $54; $39
FY2019: $117; $22; $60; $39; ($4)
FY2020: $137; $7; $23; $61; $47
FY2021: $129; $7; $26; $54; $43
FY2022: $144; $7; $24; $66; $47

Please see non-GAAP reconciliations at the end of this document.

Page 24 of 39

Central and Corporate Costs
Excluding Unallocated Share-Based Comp*
($M and as a % of Total Revenue)
$28
7%
$29
5%
$29
4%
$31
5%
$34
5%
$33
5%
$33
4%
$34
5%
$37
5%
Q4FY20
Q1FY21
Q2FY21
Q3FY21
Q4FY21
Q1FY22
Q2FY22
Q3FY22
Q4FY22

**We present this cost category excluding the Unallocated SBC to help our investors see the potential for scale leverage in these central costs without the volatility and accounting complexities of the Unallocated SBC. For avoidance of doubt, we view SBC as a cost, and believe investors should too. As a reminder, we charge our businesses a cost based on the cash value of long-term incentive grants, which excludes some of these accounting complexities, and which is included in each segment's results each period. All numbers are rounded to the nearest million and may not sum to total Central and Corporate Costs when combined with the rounded Unallocated SBC figures in the chart above.*


Central and Corporate Costs
Excluding Unallocated Share-Based Comp*
($M and as a % of Total Revenue)
$113
4%
$121
4%
$130
5%
$123
5%
$137
5%
FY2018
FY2019
FY2020
FY2021
FY2022

Please see non-GAAP reconciliations at the end of this document.
Page 25 of 39

CURRENCY IMPACTS

Changes in currency rates negatively impacted our year-over-year reported revenue growth rate by about 700 basis points in Q4 FY2022. There are many natural expense offsets in local currencies in our business and, therefore, the net currency impact to our bottom line is less pronounced than it is to revenue. We look at constant-currency growth rates to understand revenue trends in the absence of currency movements.

Our most significant net currency exposures by volume are the Euro and the British Pound. We enter into currency derivative contracts to hedge the risk for certain currencies where we have a net adjusted EBITDA exposure. We hedge our adjusted EBITDA exposures because a slightly different but similar EBITDA measure is the primary metric normally used in our debt covenants. We do not apply hedge accounting to these hedges, which increases the volatility of the gains or losses that are included in our net income from quarter to quarter. Realized and unrealized gains or losses from these hedges are recorded in Other income (expense), net, along with other currency-related gains or losses. The realized gains or losses on our hedging contracts are added to our adjusted EBITDA to show the economic impact of our hedging activities.

Our Other income (expense), net was $23.1 million in Q4 FY2022, mainly driven by:

- Realized gains on certain currency hedges intended to hedge EBITDA were $5.4 million for the fourth quarter. These realized gains affect our net income, adjusted EBITDA, and adjusted free cash flow. They are not allocated to segment-level EBITDA.
- Other net realized gains of $7.6 million in Q4 related primarily to the early settlement of certain currency derivative contracts that were not designated for hedge accounting, partially offset by other realized losses. These gains affect our net income and adjusted free cash flow, but were not allocated to adjusted EBITDA.
- Unrealized gains of approximately $10.2 million in Q4 that were primarily related to gains and losses on the revaluation of currency derivatives, and intercompany, cash and debt balances. These are included in our net income but mostly excluded from our adjusted EBITDA.

Overall, for the reasons described above, year-over-year fluctuations in currencies create different impacts on the various financial results you see throughout this document. At the top right of this page is a table describing these directional net currency impacts when compared to the prior-year period.

	Y/Y Impact from Currency*	
Financial Measure	**Q4 FY2022**	**FY2022**
Revenue	Negative	Negative
Operating income	Neutral	Neutral
Net income	Positive	Positive
Segment EBITDA	Mixed by segment	Mixed by segment
Adjusted EBITDA	Positive	Positive
Adjusted free cash flow	Negative	Negative

**Net income includes both realized and unrealized gains or losses from currency hedges and intercompany loan balances. Adjusted EBITDA includes only realized gains or losses from certain currency hedges. Adjusted free cash flow includes realized gains or losses on currency hedges as well as the currency impact of the timing of receivables, payments and other working capital settlements. Revenue, operating income and segment EBITDA do not reflect any impacts from currency hedges or balance sheet translation.*

Other Income (Expense), Net ($M)



($6)
($9)
($17)
$10
($3)
$13
$13
$12
$23
Q4FY20
Q1FY21
Q2FY21
Q3FY21
Q4FY21
Q1FY22
Q2FY22
Q3FY22
Q4FY22

Realized Gains (Losses) on Certain Currency Derivatives Intended to Hedge EBITDA ($M)



$4
$1
($2)
($2)
($5)
($4)
$1
$2
$5
Q4FY20
Q1FY21
Q2FY21
Q3FY21
Q4FY21
Q1FY22
Q2FY22
Q3FY22
Q4FY22

Please see non-GAAP reconciliations at the end of this document.

Page 26 of 39

CIMPRESS PLC CONSOLIDATED BALANCE SHEETS (unaudited in thousands, except share and per share data) June 30, 2022 June 30, 2021 Assets Current assets: Cash and cash equivalents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 277,053 $ 183,023 Marketable securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49,952 152,248 Accounts receivable, net of allowances of $6,140 and $9,404, respectively . . . . . . . . . . . . . . . . . 63,885 50,679 Inventory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 126,728 70,044 Prepaid expenses and other current assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 108,697 72,504 Total current assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 626,315 528,498 Property, plant and equipment, net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 286,826 328,679 Operating lease assets, net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 80,694 87,626 Software and website development costs, net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 90,474 87,690 Deferred tax assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 113,088 149,618 Goodwill . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 766,600 726,979 Intangible assets, net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 154,730 186,744 Marketable securities, non-current — 50,713 Other assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48,945 35,951 Total assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 2,167,672 $ 2,182,498 Liabilities, noncontrolling interests and shareholders’ deficit Current liabilities: Accounts payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 313,710 $ 199,831 Accrued expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 253,841 247,513 Deferred revenue . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58,861 50,868 Short-term debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10,386 9,895 Operating lease liabilities, current . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27,706 26,551 Other current liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28,035 103,515 Total current liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 692,539 638,173 Deferred tax liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41,142 27,433 Long-term debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1,675,562 1,732,511 Operating lease liabilities, non-current . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57,474 66,222 Other liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64,394 96,410 Total liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2,531,111 2,560,749 Redeemable noncontrolling interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 131,483 71,120 Shareholders’ deficit: Ordinary shares, nominal value €0.01 per share, 100,000,000 shares authorized; 44,080,627 shares issued; 26,112,322 and 26,035,910 shares outstanding, respectively . . . . . . . . . . . . . . . . 615 615 Deferred ordinary shares, nominal value €1.00 per share, 25,000 shares authorized, none and 25,000 issued and outstanding, respectively . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — 28 Treasury shares, at cost, 17,971,247 and 18,044,717 shares, respectively . . . . . . . . . . . . . . . . . . (1,363,550) (1,368,595) Additional paid-in capital . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 501,003 459,904 Retained earnings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 414,138 530,159 Accumulated other comprehensive loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (47,128) (71,482) Total shareholders’ deficit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (494,922) (449,371) Total liabilities, noncontrolling interests and shareholders’ deficit . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 2,167,672 $ 2,182,498 Please see non-GAAP reconciliations at the end of this document. Page 27 of 39

CIMPRESS PLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited in thousands, except share and per share data)

	Three Months Ended June 30,		Year Ended June 30,	
	2022	2021	2022	2021
Revenue	$722,828	$635,195	$2,887,555	$2,575,961
Cost of revenue (1)	382,348	323,774	1,492,726	1,299,889
Technology and development expense (1)	80,010	66,963	292,845	253,060
Marketing and selling expense (1)	211,310	173,447	789,241	648,391
General and administrative expense (1)	53,183	48,503	197,345	195,652
Amortization of acquired intangible assets	12,977	13,554	54,497	53,818
Restructuring expense	10,185	(73)	13,603	1,641
(Loss) income from operations	(27,185)	9,027	47,298	123,510
Other income (expense), net	23,133	(3,186)	61,463	(19,353)
Interest expense, net	(24,126)	(29,709)	(99,430)	(119,368)
Loss on early extinguishment of debt	—	(48,343)	—	(48,343)
(Loss) income before income taxes	(28,178)	(72,211)	9,331	(63,554)
Income tax expense (benefit)	3,693	(4,772)	59,901	18,903
Net (loss)	(31,871)	(67,439)	(50,570)	(82,457)
Add: Net income (loss) attributable to noncontrolling interest	1,266	(272)	(3,761)	(2,772)
Net (loss) attributable to Cimpress plc	($30,605)	($67,711)	($54,331)	($85,229)
Basic net (loss) per share attributable to Cimpress plc	($1.17)	($2.60)	($2.08)	($3.28)
Diluted net (loss) per share attributable to Cimpress plc	($1.17)	($2.60)	($2.08)	($3.28)
Weighted average shares outstanding — basic	26,108,034	26,033,525	26,094,842	25,984,300
Weighted average shares outstanding — diluted	26,108,034	26,033,525	26,094,842	25,984,300

___

(1) Share-based compensation is allocated as follows:

	Three Months Ended June 30,		Year Ended June 30,	
	2022	2021	2022	2021
Cost of revenue	$ 158	$ 154	$ 538	$ 387
Technology and development expense	3,927	3,373	13,582	9,063
Marketing and selling expense	2,946	2,700	11,382	6,947
General and administrative expense	6,520	7,736	24,264	20,637

Page 28 of 39

CIMPRESS PLC CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited in thousands) Three Months Ended June 30, Year Ended June 30, 2022 2021 2022 2021 Operating activities Net loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ (31,871) $ (67,439) $ (50,570) $ (82,457) Adjustments to reconcile net loss to net cash (used in) provided by operating activities: Depreciation and amortization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42,284 44,516 175,681 173,212 Share-based compensation expense . . . . . . . . . . . . . . . . . . . . . . . . . . 13,551 13,963 49,766 37,034 Deferred taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (3,757) (12,797) 22,879 (10,284) Loss on early extinguishment of debt . . . . . . . . . . . . . . . . . . . . . . . . . . — 48,343 — 48,343 Unrealized (gain) loss on derivatives not designated as hedging instruments included in net loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (14,769) (957) (40,408) 17,323 Effect of exchange rate changes on monetary assets and liabilities denominated in non-functional currency . . . . . . . . . . . . . . . . . . . . . . . . 6,384 (2,297) 537 240 Impairment of long-lived assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — — — 19,882 Other non-cash items . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (5,500) 4,892 (13,704) 7,041 Accounts receivable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (355) (1,823) (18,119) (11,474) Inventory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (12,125) 11,400 (44,089) 16,382 Prepaid expenses and other assets . . . . . . . . . . . . . . . . . . . . . . . . . 12,787 2,636 (5,989) (2,606) Accounts payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 74,117 18,777 109,977 29,367 Accrued expenses and other liabilities . . . . . . . . . . . . . . . . . . . . . . . 7,074 (12,941) 33,575 23,218 Net cash provided by operating activities 87,820 46,273 219,536 265,221 Investing activities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Purchases of property, plant and equipment . . . . . . . . . . . . . . . . . . . . . . (11,898) (15,788) (54,040) (38,524) Business acquisitions, net of cash acquired . . . . . . . . . . . . . . . . . . . . . . — (17,015) (75,258) (53,410) Capitalization of software and website development costs . . . . . . . . . (15,422) (15,616) (65,297) (60,937) Purchases of marketable securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — (203,581) — (203,581) Proceeds from maturity of held-to-maturity investments . . . . . . . . . . . . 57,521 — 151,200 — Proceeds from the sale of assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10,305 2,122 37,771 5,696 Proceeds from (payments for) settlement of derivatives designated as hedging instruments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4,124 (3,291) 2,244 (3,291) Other investing activities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — — (617) (269) Net cash provided by (used in) investing activities 44,630 (253,169) (3,997) (354,316) Financing activities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Proceeds from borrowings of debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — 131,631 — 665,682 Proceeds from Term Loan B . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — 1,149,751 — 1,149,751 Payments of debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (3,361) (603,087) (14,510) (1,242,606) Payments for early redemption of 12% Senior Secured Notes due 2025 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — (309,000) — (309,000) Payments of debt issuance costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (4) (9,502) (1,444) (11,963) Payments of purchase consideration included in acquisition-date fair value . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — — (43,647) (1,205) Payments of withholding taxes in connection with equity awards . . . . (121) (164) (3,219) (5,757) Payments of finance lease obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . (2,413) (2,514) (37,512) (8,000) Please see non-GAAP reconciliations at the end of this document. Page 29 of 45

CIMPRESS PLC CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED) (unaudited in thousands) Three Months Ended June 30, Year Ended June 30, 2022 2021 2022 2021 Purchase of noncontrolling interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . (1,841) — (2,165) (5,063) Proceeds from issuance of ordinary shares . . . . . . . . . . . . . . . . . . . . . . — (2,280) — (2,280) Distribution to noncontrolling interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . — (148) (3,963) (4,747) Other financing activities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (86) (374) (112) (684) Net cash (used in) provided by financing activities . . . . . . . . . . . . . . . . (7,826) 354,313 (106,572) 224,128 Effect of exchange rate changes on cash . . . . . . . . . . . . . . . . . . . . . . . . (9,083) (758) (14,937) 2,969 Net increase in cash and cash equivalents . . . . . . . . . . . . . . . . . . . . . . . 115,541 146,659 94,030 138,002 Cash and cash equivalents at beginning of period . . . . . . . . . . . . . . . . 161,512 36,364 183,023 45,021 Cash and cash equivalents at end of period . . . . . . . . . . . . . . . . . . . . . . $ 277,053 $ 183,023 $ 277,053 $ 183,023 Please see non-GAAP reconciliations at the end of this document. Page 30 of 45

ABOUT NON-GAAP FINANCIAL MEASURES: To supplement Cimpress’ consolidated financial statements presented in accordance with U.S. generally accepted accounting principles, or GAAP, Cimpress has used the following measures defined as non-GAAP financial measures by Securities and Exchange Commission, or SEC, rules: Constant-currency revenue growth (year over year and year over two year), constant-currency revenue growth excluding revenue from acquisitions and divestitures made in the last twelve months, reported revenue growth excluding revenue from face masks, upload and print group revenue growth, constant- currency revenue growth and profit, adjusted EBITDA, adjusted free cash flow and trailing-twelve-month return on invested capital: • Constant-currency revenue growth is estimated by translating all non-U.S. dollar denominated revenue generated in the current period using the prior year period’s average exchange rate for each currency to the U.S. dollar. • Constant-currency revenue growth excluding revenue from acquisitions and divestitures made during the past twelve months excludes the impact of currency as defined above. The organic constant-currency growth rate excludes VIDA revenue from Q1 FY2019 through Q4 FY2019, BuildASign revenue from Q2 FY2019 through Q1 FY2020, and the revenue from several small acquired businesses for the first year after acquisition. • Reported revenue growth excluding revenue from face masks removes revenue from face masks in all periods to provide a view of the underlying revenue trend for products and services other than pandemic-related face masks. This non-GAAP measure does not adjust for currency fluctuations or acquisition timing. • Upload and print group revenue growth is the combination of revenue for PrintBrothers and The Print Group in USD, adjusted to exclude inter-segment revenue when conducted between businesses in these segments. Upload and print group constant-currency revenue growth is the combination of revenue for PrintBrothers and The Print Group in constant currencies, adjusted to exclude inter-segment revenue when conducted between businesses in these segments. Upload and print group EBITDA is the combination of segment EBITDA for PrintBrothers and The Print Group. • Adjusted EBITDA is defined as operating income plus depreciation and amortization plus share-based compensation expense plus proceeds from insurance plus earn-out related charges plus certain impairments plus restructuring related charges plus realized gains or losses on currency derivatives. • Adjusted free cash flow is defined as net cash provided by operating activities less purchases of property, plant and equipment, purchases of intangible assets not related to acquisitions, and capitalization of software and website development costs, plus payment of contingent consideration in excess of acquisition-date fair value, plus gains on proceeds from insurance. These non-GAAP financial measures are provided to enhance investors' understanding of our current operating results from the underlying and ongoing business for the same reasons they are used by management. For example, as we have become more acquisitive over recent years we believe excluding the costs related to the purchase of a business (such as amortization of acquired intangible assets, contingent consideration, or impairment of goodwill) provides further insight into the performance of the underlying acquired business in addition to that provided by our GAAP operating income. As another example, as we do not apply hedge accounting for our currency forward contracts, we believe inclusion of realized gains and losses on these contracts that are intended to be matched against operational currency fluctuations provides further insight into our operating performance in addition to that provided by our GAAP operating income. We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables captioned “Reconciliations of Non-GAAP Financial Measures” included at the end of this document. The tables have more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliation between these financial measures. Page 31 of 39

CONSTANT-CURRENCY REVENUE GROWTH RATES

(Quarterly)

Total Company	Q4FY20	Q1FY21	Q2FY21	Q3FY21	Q4FY21	Q1FY22	Q2FY22	Q3FY22	Q4FY22
Reported revenue growth	(36)%	(7)%	(5)%	(4)%	48 %	12 %	9 %	15 %	14 %
Currency impact	1 %	(2)%	(3)%	(4)%	(6)%	(1)%	2 %	4 %	7 %
Revenue growth in constant currency	(35)%	(9)%	(8)%	(8)%	42 %	11 %	11 %	19 %	21 %
Impact of TTM acquisitions, divestitures & JVs	(1)%	(1)%	(1)%	(2)%	(4)%	(2)%	(2)%	(2)%	(2)%
Revenue growth in constant currency ex. TTM acquisitions, divestitures & JVs	(36)%	(10)%	(9)%	(10)%	38 %	9 %	9 %	17 %	19 %

Vista	Q4FY20	Q1FY21	Q2FY21	Q3FY21	Q4FY21	Q1FY22	Q2FY22	Q3FY22	Q4FY22
Reported revenue growth	(32)%	(4)%	(1)%	2 %	42 %	6 %	4 %	8 %	6 %
Currency impact	1 %	(1)%	(3)%	(3)%	(5)%	(1)%	1 %	2 %	4 %
Revenue growth in constant currency	(31)%	(5)%	(4)%	(1)%	37 %	5 %	5 %	10 %	10 %
Impact of TTM acquisitions, divestitures & JVs	— %	— %	(2)%	(4)%	(5)%	(3)%	(2)%	(2)%	(2)%
Revenue growth in constant currency ex. TTM acquisitions, divestitures & JVs	(31)%	(5)%	(6)%	(5)%	32 %	2 %	3 %	8 %	8 %

Upload and Print ($M)	Q4FY21	Q4FY22
PrintBrothers reported revenue	$ 105.9	$ 143.9
The Print Group reported revenue	$ 72.9	$ 91.3
Upload and Print inter-segment eliminations	$ (0.2)	$ (0.2)
Total Upload and Print revenue in USD	**$ 178.6**	**$ 235.0**

Upload and Print	Q1FY22	Q2FY22	Q3FY22	Q4FY22
Reported revenue growth	19 %	15 %	27 %	32 %
Currency impact	(1)%	5 %	9 %	17 %
Revenue growth in constant currency	18 %	20 %	36 %	49 %
Impact of TTM acquisitions	— %	— %	(1)%	(2)%
Revenue growth in constant currency excl. TTM acquisitions	18 %	20 %	35 %	47 %

PrintBrothers	Q4FY20	Q1FY21	Q2FY21	Q3FY21	Q4FY21	Q1FY22	Q2FY22	Q3FY22	Q4FY22
Reported revenue growth	(38)%	(8)%	(4)%	(14)%	46 %	25 %	13 %	28 %	36 %
Currency impact	1 %	(5)%	(7)%	(7)%	(12)%	(1)%	5 %	9 %	18 %
Revenue growth in constant currency	(37)%	(13)%	(11)%	(21)%	34 %	24 %	18 %	37 %	54 %
Impact of TTM acquisitions	(2)%	(2)%	— %	— %	— %	— %	— %	(1)%	(2)%
Revenue growth in constant currency excl. TTM acquisitions	(39)%	(15)%	(11)%	(21)%	34 %	24 %	18 %	36 %	52 %

Note: Total company revenue growth in constant currency excluding TTM acquisitions, divestitures and joint ventures for all periods excludes the impact of currency. The organic constant-currency growth rate excludes VIDA revenue from Q1 FY2019 through Q4 FY2019, BuildASign revenue from Q2 FY2019 through Q1 FY2020, and the revenue from several small acquired businesses for the first year after acquisition.

Values may not sum to total due to rounding.

Page 32 of 39

CONSTANT-CURRENCY REVENUE GROWTH RATES (CONT.)

(Quarterly)

The Print Group	Q4FY20	Q1FY21	Q2FY21	Q3FY21	Q4FY21	Q1FY22	Q2FY22	Q3FY22	Q4FY22
Reported revenue growth	(47)%	(8)%	(13)%	(13)%	56 %	10 %	18 %	26 %	25 %
Currency impact	1 %	(4)%	(6)%	(7)%	(13)%	(2)%	5 %	9 %	17 %
Revenue growth in constant currency	(46)%	(12)%	(19)%	(20)%	43 %	8 %	23 %	35 %	42 %

National Pen	Q4FY20	Q1FY21	Q2FY21	Q3FY21	Q4FY21	Q1FY22	Q2FY22	Q3FY22	Q4FY22
Reported revenue growth	(53)%	(4)%	(10)%	(9)%	109 %	2 %	9 %	16 %	10 %
Currency impact	— %	(1)%	(3)%	(3)%	(6)%	— %	2 %	3 %	4 %
Revenue growth in constant currency	(53)%	(5)%	(13)%	(12)%	103 %	2 %	11 %	19 %	14 %

All Other Businesses	Q4FY20	Q1FY21	Q2FY21	Q3FY21	Q4FY21	Q1FY22	Q2FY22	Q3FY22	Q4FY22
Reported revenue growth	1 %	3 %	11 %	12 %	16 %	10 %	4 %	10 %	5 %
Currency impact	2 %	3 %	3 %	3 %	(1)%	— %	1 %	(1)%	(1)%
Revenue growth in constant currency	3 %	6 %	14 %	15 %	15 %	10 %	5 %	9 %	4 %
Impact of TTM acquisitions and divestitures	1 %	— %	— %	— %	(2)%	(5)%	(5)%	(4)%	(1)%
Revenue growth in constant currency excl. TTM acquisitions & divestitures	4 %	6 %	14 %	15 %	13 %	5 %	— %	5 %	3 %

CONSTANT-CURRENCY REVENUE GROWTH RATES

(Annual)

Total Company	FY2020	FY2021	FY2022
Reported revenue growth	(10)%	4 %	12 %
Currency impact	1 %	(3)%	3 %
Revenue growth in constant currency	(9)%	1 %	15 %
Impact of TTM acquisitions, divestitures & JVs	(2)%	(2)%	(2)%
Revenue growth in constant currency ex. TTM acquisitions, divestitures & JVs	(11)%	(1)%	13 %

Vista	FY2018	FY2019	FY2020	FY2021	FY2022
Reported revenue growth	11 %	1 %	(11)%	7 %	6 %
Currency impact	(2)%	2 %	1 %	(3)%	1 %
Revenue growth in constant currency	9 %	3 %	(10)%	4 %	7 %
Impact of TTM acquisitions, divestitures & JVs	— %	— %	— %	(3)%	(2)%
Revenue growth in constant currency ex. TTM acquisitions, divestitures & JVs	9 %	3 %	(10)%	1 %	5 %

Values may not sum to total due to rounding.

Page 33 of 39

CONSTANT-CURRENCY REVENUE GROWTH RATES (CONT.)

(Annual)

Upload and Print ($M)	**FY2021**	**FY2022**
PrintBrothers reported revenue	$ 421.8	$ 527.0
The Print Group reported revenue	$ 275.5	$ 329.6
Upload and Print inter-segment eliminations	$ (1.3)	$ (0.9)
Total Upload and Print revenue in USD	**$ 696.0**	**$ 855.6**

Upload and Print	**FY2022**
Reported revenue growth	23 %
Currency impact	7 %
Revenue growth in constant currency	30 %
Impact of TTM acquisitions, divestitures & JVs	— %
Revenue growth in constant currency ex. TTM acquisitions, divestitures & JVs	30 %

PrintBrothers	**FY2018**	**FY2019**	**FY2020**	**FY2021**	**FY2022**
Reported revenue growth	29 %	8 %	(6)%	1 %	25 %
Currency impact	(11)%	5 %	3 %	(7)%	8 %
Revenue growth in constant currency	18 %	13 %	(3)%	(6)%	33 %
Impact of TTM acquisitions, divestitures & JVs	— %	— %	(2)%	(1)%	(1)%
Revenue growth in constant currency ex. TTM acquisitions, divestitures & JVs	18 %	13 %	(5)%	(7)%	32 %

The Print Group	**FY2018**	**FY2019**	**FY2020**	**FY2021**	**FY2022**
Reported revenue growth	19 %	2 %	(16)%	— %	20 %
Currency impact	(10)%	4 %	3 %	(7)%	7 %
Revenue growth in constant currency	9 %	6 %	(13)%	(7)%	27 %
Impact of TTM acquisitions, divestitures & JVs	— %	— %	— %	— %	— %
Revenue growth in constant currency ex. TTM acquisitions, divestitures & JVs	9 %	6 %	(13)%	(7)%	27 %

National Pen	**FY2019**	**FY2020**	**FY2021**	**FY2022**
Reported revenue growth	5 %	(14)%	5 %	9 %
Currency impact	2 %	1 %	(3)%	2 %
Revenue growth in constant currency	7 %	(13)%	2 %	11 %
Impact of TTM acquisitions, divestitures & JVs	— %	— %	— %	— %
Revenue growth in constant currency ex. TTM acquisitions, divestitures & JVs	7 %	(13)%	2 %	11 %
Face Mask Revenue Impact				11 %
Revenue growth in constant currency ex. TTM acquisitions & divestitures & face masks				22 %

Values may not sum to total due to rounding.

Page 34 of 39

CONSTANT-CURRENCY REVENUE GROWTH RATES (CONT.)

(Annual)

All Other Businesses	FY2018	FY2019	FY2020	FY2021	FY2022
Reported revenue growth	(57)%	239 %	28 %	11 %	7 %
Currency impact	— %	9 %	1 %	1 %	— %
Revenue growth in constant currency	(57)%	248 %	29 %	12 %	7 %
Impact of TTM acquisitions, divestitures & JVs	110 %	(241)%	(25)%	— %	(4)%
Revenue growth in constant currency ex. TTM acquisitions, divestitures & JVs	54 %	7 %	4 %	12 %	3 %

EBITDA (LOSS) BY REPORTABLE SEGMENT ("SEGMENT EBITDA")

(Quarterly, in millions)

	Q4FY20	Q1FY21	Q2FY21	Q3FY21	Q4FY21	Q1FY22	Q2FY22	Q3FY22	Q4FY22
Vista	$ 65.7	$ 89.4	$110.6	$ 62.7	$ 56.0	$ 66.9	$ 90.8	$ 25.5	$ 12.1
PrintBrothers	3.5	9.7	16.5	7.6	9.4	16.3	18.6	12.4	19.5
The Print Group	8.9	12.2	12.6	6.5	11.9	14.4	16.4	11.9	16.0
National Pen	(9.4)	(10.7)	18.7	(3.3)	6.9	(8.0)	31.6	(0.9)	4.2
All Other Businesses	8.9	8.6	10.7	6.5	5.9	4.9	6.3	6.0	6.0
Total segment EBITDA (loss)	**$ 77.6**	**$109.2**	**$169.0**	**$ 80.0**	**$ 90.2**	**$ 94.4**	**$163.6**	**$ 55.0**	**$ 57.8**
Central and corporate costs ex. unallocated SBC	(28.3)	(29.1)	(28.7)	(31.2)	(33.7)	(33.0)	(32.8)	(34.3)	(37.0)
Unallocated SBC	(1.0)	(1.2)	(0.5)	(1.3)	(3.7)	(1.1)	(1.9)	(1.8)	(2.0)
Exclude: share-based compensation included in segment EBITDA	11.3	8.3	5.2	9.5	14.0	11.0	12.5	12.7	13.6
Include: Realized gains (losses) on certain currency derivatives not included in segment EBITDA	4.3	1.2	(1.6)	(1.9)	(4.6)	(3.7)	0.7	2.0	5.4
Adjusted EBITDA[2,3]	**$ 63.8**	**$ 88.5**	**$143.4**	**$ 55.0**	**$ 62.2**	**$ 67.6**	**$142.1**	**$ 33.6**	**$ 37.8**
Depreciation and amortization	(41.2)	(42.3)	(43.6)	(42.8)	(44.5)	(44.4)	(45.3)	(43.7)	(42.3)
Proceeds from insurance	—	—	—	(0.1)	—	—	—	—	—
Earn-out related charges	0.1	—	—	—	—	—	—	—	—
Share-based compensation expense[1]	(11.3)	(8.3)	(5.2)	(9.5)	(14.0)	(11.0)	(12.5)	(12.7)	(13.6)
Certain impairments and other adjustments	(1.9)	(0.8)	0.2	(20.6)	0.7	0.8	2.7	(0.3)	6.5
Restructuring-related charges	(8.5)	0.1	(2.2)	0.4	0.1	0.3	(0.3)	(3.4)	(10.2)
Realized (gains) losses on currency derivatives not included in operating income	(4.3)	(1.2)	1.6	1.9	4.6	3.7	(0.7)	(2.0)	(5.4)
Total income (loss) from operations	**$ (3.3)**	**$ 36.0**	**$ 94.2**	**$(15.7)**	**$ 9.0**	**$ 16.9**	**$ 86.0**	**$(28.4)**	**$(27.2)**
Operating income (loss) margin	*(1)%*	*6 %*	*12 %*	*(3)%*	*1 %*	*3 %*	*10 %*	*(4)%*	*(4)%*
Operating income (loss) year-over-year growth	*(107)%*	*42 %*	*(23)%*	*82 %*	*376 %*	*(53)%*	*(9)%*	*81 %*	*(401)%*

[1]SBC expense listed here excludes the portion included in restructuring-related charges to avoid double counting.
[2]This metric uses the definition of adjusted EBITDA as outlined above and therefore does not include the pro-forma impact of acquisitions or divestitures; however, our debt covenants allow for the inclusion of pro-forma impacts to adjusted EBITDA.
[3]Adjusted EBITDA includes 100% of the results of our consolidated subsidiaries and therefore does not give effect to adjusted EBITDA attributable to noncontrolling interests. This is to most closely align to our debt covenant and cash flow reporting.

Values may not sum to total due to rounding.

Page 35 of 39

ADJUSTED EBITDA
(Quarterly, in millions)

	Q4FY20	Q1FY21	Q2FY21	Q3FY21	Q4FY21	Q1FY22	Q2FY22	Q3FY22	Q4FY22
GAAP operating income (loss)	($3.3)	$36.0	$94.2	($15.7)	$9.0	$16.9	$86.0	($28.4)	($27.2)
Depreciation and amortization	$41.2	$42.3	$43.6	$42.8	$44.5	$44.4	$45.3	$43.7	$42.3
Share-based compensation expense[1]	$11.3	$8.3	$5.2	$9.5	$14.0	$11.0	$12.5	$12.7	$13.6
Proceeds from insurance	$—	$—	$—	$0.1	$—	$—	$—	$—	$—
Earn-out related charges	($0.1)	$—	$—	$—	$—	$—	$—	$—	$—
Certain impairments and other adjustments	$1.9	$0.8	($0.2)	$20.6	($0.7)	($0.8)	($2.7)	$0.3	($6.5)
Restructuring related charges	$8.5	($0.1)	$2.2	($0.4)	($0.1)	($0.3)	$0.3	$3.4	$10.2
Realized gains (losses) on currency derivatives not included in operating income	$4.3	$1.2	($1.6)	($1.9)	($4.6)	($3.7)	$0.7	$2.0	$5.4
Adjusted EBITDA[2,3]	**$63.8**	**$88.5**	**$143.4**	**$55.0**	**$62.2**	**$67.6**	**$142.1**	**$33.6**	**$37.8**

ADJUSTED EBITDA
(Annual, in millions)

	FY2020	FY2021	FY2022
GAAP operating income (loss)	$56.0	$123.5	$47.3
Depreciation and amortization	$167.9	$173.2	$175.7
Share-based compensation expense[1]	$33.3	$37.0	$49.8
Proceeds from insurance	$—	$0.1	$—
Certain impairments and other adjustments	$104.6	$20.5	($9.7)
Restructuring related charges	$13.5	$1.6	$13.6
Realized gains (losses) on currency derivatives not included in operating income	$24.5	($6.9)	$4.4
Adjusted EBITDA[2,3]	**$399.8**	**$349.1**	**$281.1**

[1]SBC expense listed here excludes the portion included in restructuring-related charges to avoid double counting.
[2]This metric uses the definition of adjusted EBITDA as outlined above and therefore does not include the pro-forma impact of acquisitions or divestitures; however, our debt covenants allow for the inclusion of pro-forma impacts to adjusted EBITDA.
[3]Adjusted EBITDA includes 100% of the results of our consolidated subsidiaries and therefore does not give effect to adjusted EBITDA attributable to noncontrolling interests. This is to most closely align to our debt covenant and cash flow reporting.

Values may not sum to total due to rounding.

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ADJUSTED EBITDA

(TTM, in millions)

	TTM Q4FY20	TTM Q1FY21	TTM Q2FY21	TTM Q3FY21	TTM Q4FY21	TTM Q1FY22	TTM Q2FY22	TTM Q3FY22	TTM Q4FY22
GAAP operating income (loss)	$56.0	$66.6	$39.2	$111.2	$123.5	$104.5	$96.3	$83.5	$47.3
Depreciation and amortization	$167.9	$167.7	$168.9	$169.9	$173.2	$175.4	$177.1	$177.9	$175.7
Share-based compensation expense[1]	$33.3	$36.8	$33.7	$34.3	$37.0	$39.8	$47.0	$50.2	$49.8
Proceeds from insurance	$—	$—	$—	$0.1	$0.1	$0.1	$0.1	$—	$—
Earn-out related charges	($0.1)	($0.1)	($0.1)	($0.1)	$—	$—	$—	$—	$—
Certain impairments and other adjustments	$104.6	$105.6	$104.4	$23.0	$20.5	$18.9	$16.4	($3.9)	($9.7)
Restructuring related charges	$13.5	$11.3	$11.6	$10.3	$1.6	$1.4	($0.5)	$3.3	$13.6
Realized gains (losses) on currency derivatives not included in operating income	$24.5	$20.9	$8.9	$2.0	($6.9)	($11.7)	($9.5)	($5.5)	$4.4
Adjusted EBITDA[2,3]	**$399.8**	**$408.7**	**$366.6**	**$350.8**	**$349.1**	**$328.3**	**$326.9**	**$305.5**	**$281.1**

[1]SBC expense listed here excludes the portion included in restructuring-related charges to avoid double counting.
[2]This metric uses the definition of adjusted EBITDA as outlined above and therefore does not include the pro-forma impact of acquisitions or divestitures; however, our debt covenants allow for the inclusion of pro-forma impacts to adjusted EBITDA.
[3]Adjusted EBITDA includes 100% of the results of our consolidated subsidiaries and therefore does not give effect to adjusted EBITDA attributable to noncontrolling interests. This is to most closely align to our debt covenant and cash flow reporting.

ADJUSTED FREE CASH FLOW

(Quarterly, in millions)

	Q4FY20	Q1FY21	Q2FY21	Q3FY21	Q4FY21	Q1FY22	Q2FY22	Q3FY22	Q4FY22
Net cash provided by (used in) operating activities	$54.4	$105.7	$150.5	($37.2)	$46.3	$36.6	$143.3	($48.2)	$87.8
Purchases of property, plant and equipment	($11.8)	($8.4)	($8.4)	($5.9)	($15.8)	($8.6)	($17.9)	($15.6)	($11.9)
Capitalization of software and website development costs	($8.2)	($14.8)	($11.6)	($18.9)	($15.6)	($15.6)	($16.5)	($17.7)	($15.4)
Adjusted free cash flow	**$34.4**	**$82.5**	**$130.4**	**($62.0)**	**$14.9**	**$12.3**	**$108.9**	**($81.5)**	**$60.5**

Reference:

Value of finance leases	$—	$0.1	$0.1	$5.5	$1.4	$0.9	$2.7	$0.2	$3.3
Cash restructuring payments	$4.0	$2.5	$1.4	$0.1	$2.5	$—	$0.2	$—	$—
Cash interest related to borrowing	**$30.1**	**$9.1**	**$49.2**	**$8.0**	**$50.7**	**$14.4**	**$35.3**	**$13.8**	**$34.6**

Values may not sum to total due to rounding.

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ADJUSTED FREE CASH FLOW

(Annual, in millions)

	FY2020	FY2021	FY2022
Net cash provided by operating activities	$338.4	$265.2	$219.5
Purchases of property, plant and equipment	($50.5)	($38.5)	($54.0)
Capitalization of software and website development costs	($44.0)	($60.9)	($65.3)
Adjusted free cash flow	**$244.0**	**$165.8**	**$100.2**

Reference:

Value of new finance leases	$1.6	$7.0	$7.0
Cash restructuring payments	$9.1	$6.6	$0.3
Cash interest related to borrowing	**$72.9**	**$117.0**	**$98.1**

ADJUSTED FREE CASH FLOW

(TTM, in millions)

	TTM Q4FY20	TTM Q1FY21	TTM Q2FY21	TTM Q3FY21	TTM Q4FY21	TTM Q1FY22	TTM Q2FY22	TTM Q3FY22	TTM Q4FY22
Net cash provided by operating activities	$338.4	$381.2	$329.5	$273.3	$265.2	$196.1	$189.0	$178.0	$219.5
Purchases of property, plant and equipment	($50.5)	($44.7)	($39.2)	($34.6)	($38.5)	($38.8)	($48.3)	($57.9)	($54.0)
Capitalization of software and website development costs	($44.0)	($46.3)	($47.0)	($53.5)	($60.9)	($61.8)	($66.6)	($65.5)	($65.3)
Adjusted free cash flow	**$244.0**	**$290.2**	**$243.3**	**$185.3**	**$165.8**	**$95.6**	**$74.1**	**$54.6**	**$100.2**

Reference:

Value of new finance leases	$1.6	$1.7	$1.6	$5.6	$7.0	$7.8	$10.4	$5.1	$7.0
Cash restructuring payments	$9.1	$9.3	$10.3	$8.1	$6.6	$4.1	$2.8	$2.7	$0.3
Cash interest related to borrowing	**$72.9**	**$72.6**	**$97.9**	**$96.5**	**$117.0**	**$122.3**	**$108.4**	**$114.2**	**$98.1**

INTEREST EXPENSE RELATED TO BORROWING (P&L VIEW)

(Quarterly, in millions)

	Q4FY20	Q1FY21	Q2FY21	Q3FY21	Q4FY21	Q1FY22	Q2FY22	Q3FY22	Q4FY22
P&L view of interest expense	$27.8	$30.5	$30.1	$29.0	$29.7	$25.7	$25.4	$24.2	$24.1
Less: Interest expense related to investment consideration	$—	$—	$—	$—	($0.7)	($0.2)	($0.1)	($0.1)	($0.1)
Interest expense related to borrowing	**$27.8**	**$30.5**	**$30.1**	**$29.0**	**$29.0**	**$25.4**	**$25.3**	**$24.1**	**$24.0**

Values may not sum to total due to rounding.

Page 38 of 39

ABOUT CIMPRESS: Cimpress plc (Nasdaq: CMPR) invests in and builds customer-focused, entrepreneurial, mass-customization businesses for the long term. Mass customization is a competitive strategy which seeks to produce goods and services to meet individual customer needs with near mass production efficiency. Cimpress businesses include BuildASign, Drukwerkdeal, Exaprint, National Pen, Pixartprinting, Printi, Vista and WIRmachenDRUCK. To learn more, visit http://www.cimpress.com. Cimpress and the Cimpress logo are trademarks of Cimpress plc or its subsidiaries. All other brand and product names appearing on this announcement may be trademarks or registered trademarks of their respective holders. CONTACT INFORMATION: Investor Relations: Media Relations: Meredith Burns Paul McKinlay ir@cimpress.com mediarelations@cimpress.com +1.781.652.6480 SAFE HARBOR STATEMENT: This earnings commentary contains statements about our future expectations, plans, and prospects of our business that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995, including our expectations for the growth and development of our businesses, revenue, profitability,and other financial results; our expectations for the transformation of Vista and the anticipated impacts of Vista's transformation and its new technology platform; our expectations for National Pen's e-commerce platform; our expectations with respect to our competitive position; our planned investments in our business and the expected effects of those investments; our expectations with respect to our leverage position; our planned exits from Japan and China and the expected effects of those exits and other restructuring actions, including future savings; our intentions with respect to the pricing of our products and our advertising spend; and the impact of our mass customization platform. Forward-looking projections and expectations are inherently uncertain, are based on assumptions and judgments by management, and may turn out to be wrong. Our actual results may differ materially from those indicated by the forward-looking statements in this document as a result of various important factors, including but not limited to flaws in the assumptions and judgments upon which our forecasts and estimates are based; the development, duration, and severity of supply chain constraints, inflation, and the ongoing COVID-19 pandemic; our failure to execute on the transformation of the Vista business; costs and disruptions caused by acquisitions; the failure of the businesses we acquire or invest in to perform as expected; our inability to make the investments in our businesses that we plan to make or the failure of those investments to achieve the results we expect; loss or unavailability of key personnel or our inability to hire and retain talented personnel; our failure to develop and deploy our mass customization platform or the failure of the mass customization platform, Vista's new technology platform, or National Pen's e-commerce platform to drive the performance, efficiencies, and competitive advantage we expect; our inability to mitigate increases in our costs by increasing our prices and taking other measures; unanticipated changes in our markets, customers, or businesses; our failure to attract new customers and retain our current customers; our failure to manage the growth and complexity of our business; changes in the laws and regulations, or in the interpretation of laws and regulations, that affect our businesses; our ability to maintain compliance with our debt covenants and pay our debts when due; general economic conditions, including the possibility of an economic downturn in some or all of our markets; and other factors described in our Form 10-K for the fiscal year ended June 30, 2021 and the other documents we periodically file with the U.S. SEC. In addition, the statements and projections in this quarterly earnings document represent our expectations and beliefs as of the date of this document, and subsequent events and developments may cause these expectations, beliefs, and projections to change. We specifically disclaim any obligation to update any forward-looking statements. These forward-looking statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the date of this document. Page 39 of 39